Registration No. 333-14749

As filed with the Securities and Exchange Commission on July 13, 2005

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 2 TO FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SOLA INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-3189941 (I.R.S. Employer Identification No.)

10590 West Ocean Air Drive
Suite 300
San Diego, CA 92130
(Address of principal executive offices) (Zip code)

SOLA INTERNATIONAL INC. STOCK OPTION PLAN
SOLA INVESTORS INC. STOCK OPTION PLAN
(as assumed by Sola International Inc.)
(Full title of the plans)

Jeremy C. Bishop
Chief Executive Officer
10590 West Ocean Air Drive
Suite 300
San Diego, CA 92130
(858) 509-9899
(Name, address, including zip code, and telephone number, including area code, of agent for service)

EXPLANATORY NOTE

     On October 24, 1996, Sola International Inc., a Delaware corporation (the “Registrant”), filed a Registration Statement on Form S-8 (Registration No. 333-14749) (as subsequently amended prior to the date hereof, the “Registration Statement”), which registered 500,000 shares of Common Stock, $0.01 par value per share (“Common Stock”), of the Registrant in connection with the Sola International Inc. Stock Option Plan and the Sola Investors Inc. Stock Option Plan. The purpose of this Post-Effective Amendment No. 2 to the Registration Statement is to deregister and remove from registration such portion of the 500,000 shares of Common Stock previously registered on the Registration Statement that have not been sold as of the date hereof. This action is due to the termination of the offering contemplated by the Registration Statement upon the delisting and deregistration of all the equity securities of the Registrant pursuant to the Form 15 filed on March 23, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and in accordance with Rule 478(a)(4) under the Securities Act, Sola International Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 13th day of July, 2005.

SOLA INTERNATIONAL INC.
By:	/s/ Jeremy C. Bishop
Jeremy C. Bishop
Chief Executive Officer